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INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Post-Effective Amendment No. 29 to Registration Statement File No. 33-84842, on Form N-1A of our reports dated May 17, 2001 appearing in the March 31, 2001 Annual Reports to Shareholders for The Bear Stearns Funds (Equity Funds Annual Report, Fixed Income Funds Annual Report and the Prime Money Market Portfolio Annual Report) and to the references to us under the heading "Financial Highlights - Prime Money Market Portfolio, Income Portfolio, High Yield Portfolio, Emerging Markets Debt (EMD) Portfolio, S&P Stars Portfolio, The Insiders Select Fund, Large Cap Portfolio, Small Cap Portfolio, Focus List Portfolio, Balanced Portfolio and International Portfolio in their Prospectuses and under the heading "Custodians, Transfer and Dividend Disbursing Agent, Counsel and Independent Auditors" in the Statement of Additional Information, all of which are a part of such Registration Statement.


/s/ Deloitte & Touche LLP


DELOITTE & TOUCHE LLP

New York, New York
July 27, 2001